Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2013 Results

Company to sell market making business to an affiliate of Susquehanna International Group, LLP for $75 million(1)

NEW YORK--(BUSINESS WIRE)--October 23, 2013--E*TRADE Financial Corporation (NASDAQ: ETFC):

Third Quarter Results

  Net income of $47 million, or $0.16 per share on total net revenue of $417 million
  Total operating expenses of $271 million, including restructuring charges of $6 million
  Provision for loan losses of $37 million; net charge-offs of $29 million
  Corporate cash of $373 million, including a dividend from the Bank of $100 million
  Daily Average Revenue Trades (DARTs) of 145,000
  End of period margin receivables of $6.2 billion
  Net new brokerage accounts of 13,000
  Net new brokerage assets of $2.4 billion; end of period customer assets of $241 billion

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its third quarter ended September 30, 2013, reporting net income of $47 million, or $0.16 per share. This compares with a net loss of $54 million, or $0.19 loss per share in the prior quarter, and a net loss of $29 million, or $0.10 loss per share in the third quarter of 2012. The prior periods’ net losses were driven primarily by a $142 million impairment to goodwill in the second quarter, and $50 million in charge-offs related to untimely reporting of borrower bankruptcies in the year-ago quarter. Total net revenue of $417 million for the third quarter of 2013 compares with $440 million in the prior quarter, and was down from $490 million in the third quarter of 2012.

E*TRADE also announced today that it has entered into a definitive agreement to sell its market making business, G1 Execution Services, to an affiliate of Susquehanna International Group, LLP for $75 million. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in three to six months. In addition, the Company will enter into an order flow arrangement whereby E*TRADE agrees, subject to best execution standards, to route 70 percent of its customer equity order flow to G1 Execution Services over the next five years.

“Our core business delivered solid performance in the third quarter as customers continued to engage, with DARTs up 13 percent over the year-ago quarter and customer margin at a five-year high,” said Paul Idzik, Chief Executive Officer. “Our consolidated results benefited from the ongoing improvement to the Company’s risk profile, which contributed to our ability to distribute capital from the Bank to the Parent this quarter — a significant milestone for E*TRADE. Finally, we are pleased to strike a deal to sell our market maker that will serve our customers and shareholders well, and allow Management to concentrate our time and attention on the core business and our customers.”

E*TRADE reported DARTs of 145,000 during the quarter, a decrease of three percent from the prior quarter and an increase of 13 percent versus the same quarter a year ago.

The Company ended the quarter with 3.0 million brokerage accounts, an increase of 13,000 from the prior quarter and representing 9.0 percent annualized attrition. This compared with 30,000 net new brokerage accounts in the prior quarter and 18,000 in the third quarter of 2012, and annualized attrition rates of 8.4 percent and 8.5 percent, respectively.

The Company ended the quarter with $241 billion in total customer assets, compared with $220 billion at the end of the second quarter and $204 billion from the year-ago period.

During the quarter, customers added $2.4 billion in net new brokerage assets. Brokerage related cash increased by $2.6 billion to $38.2 billion during the period. Customers were net sellers of approximately $0.7 billion of securities. Margin receivables averaged $5.9 billion in the quarter, up four percent over last quarter and up five percent year over year, ending the quarter at $6.2 billion.

Corporate cash ended the period at $373 million, an increase of $122 million from the prior period, driven primarily by a $100 million dividend distributed from the Company’s Bank subsidiary to its Parent during the quarter.

Net operating interest income for the third quarter was $241 million, down from $243 million in the prior quarter and down from $261 million a year ago. Third quarter results reflected a net interest spread of 2.30 percent on average interest-earning assets of $40.8 billion, compared with 2.35 percent and $40.2 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the third quarter were $164 million, compared with $177 million in the prior quarter and $153 million in the third quarter of 2012. Average commission per trade for the quarter was $11.15, compared with $11.10 in the prior quarter, and $11.24 in the third quarter of 2012.

Total net revenue in the quarter also included $12 million of net gains on loans and securities, net of impairment, compared with $20 million in the prior quarter, and $77 million in the third quarter of 2012, driven by the Company’s deleveraging efforts.

Total operating expenses for the quarter were $271 million, including $6 million of restructuring charges. Excluding this quarter’s restructuring charge, as well as the second quarter’s goodwill impairment and restructuring charges, operating expenses increased $3 million sequentially, to $265 million(2).

The Company’s loan portfolio ended the quarter at $9.0 billion, contracting approximately $0.5 billion from the prior quarter. Third quarter provision for loan losses of $37 million was down from $46 million in the prior quarter.

Net charge-offs in the quarter were $29 million, a decrease of $21 million from the prior quarter. The allowance for loan losses ended the quarter at $459 million, up $8 million from the previous quarter.

As of September 30, 2013, the Company reported Bank and consolidated Tier 1 leverage ratios of 9.5 percent(3) and 6.6 percent(4), respectively, compared with 9.5 percent(3) and 6.4 percent(4) at the end of the prior period.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-771-6759 while international participants should dial +1 212-231-2928. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding continuing improvements to the Company’s risk profile, and future capital distributions from the Company’s Bank to its Parent are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, our potential inability to reduce our balance sheet and costs, potential changes in market activity, anticipated changes in the rate of new customer acquisition and in rate of net acquisition of brokerage accounts and assets, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or potentially more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Other forward-looking statements include certain statements relating to our announcement of our sale of our market making business. The transaction is subject to regulatory approval and other closing conditions. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2013 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Operating interest income	$300,915	$333,977	$902,805	$1,050,758
Operating interest expense	(60,068)	(73,100)	(178,088)	(225,924)
Net operating interest income	240,847	260,877	724,717	824,834
Commissions	102,753	90,424	309,846	291,168
Fees and service charges	39,924	30,915	112,801	91,976
Principal transactions	12,631	22,177	55,553	67,562
Gains on loans and securities, net	12,213	78,977	48,954	138,568
Net impairment	(586)	(2,395)	(2,331)	(11,196)
Other revenues	9,020	9,060	27,058	28,928
Total non-interest income	175,955	229,158	551,881	607,006
Total net revenue	416,802	490,035	1,276,598	1,431,840
Provision for loan losses	37,399	141,019	126,198	280,227
Operating expense:
Compensation and benefits	88,405	94,790	270,077	272,617
Advertising and market development	20,925	26,001	80,793	110,156
Clearing and servicing	30,941	30,856	93,647	98,248
FDIC insurance premiums	24,707	31,342	79,052	86,899
Professional services	22,842	20,421	58,778	60,690
Occupancy and equipment	17,675	19,423	53,344	55,521
Communications	15,279	17,560	52,411	55,038
Depreciation and amortization	21,839	23,044	67,684	68,387
Amortization of other intangibles	5,699	6,296	17,833	18,887
Impairment of goodwill	-	-	142,423	-
Facility restructuring and other exit activities	6,410	2,350	23,871	3,515
Other operating expenses	16,022	16,950	40,293	46,769
Total operating expense	270,744	289,033	980,206	876,727
Income before other income (expense) and income tax expense (benefit)	108,659	59,983	170,194	274,886
Other income (expense):
Corporate interest income	9	21	33	55
Corporate interest expense	(28,605)	(45,483)	(85,838)	(135,893)
Losses on early extinguishment of debt	-	(50,608)	-	(50,608)
Equity in income (loss) of investments and other	(133)	(216)	5,127	1,791
Total other income (expense)	(28,729)	(96,286)	(80,678)	(184,655)
Income (loss) before income tax expense (benefit)	79,930	(36,303)	89,516	90,231
Income tax expense (benefit)	32,502	(7,678)	61,367	16,755
Net income (loss)	$47,428	$(28,625)	$28,149	$73,476

Basic earnings (loss) per share	$0.17	$(0.10)	$0.10	$0.26
Diluted earnings (loss) per share	$0.16	$(0.10)	$0.10	$0.25
Shares used in computation of per share data:
Basic	287,111	285,850	286,882	285,658
Diluted	292,630	285,850	292,249	290,395

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

Revenue:
Operating interest income	$300,915	$301,830	$333,977
Operating interest expense	(60,068)	(59,289)	(73,100)
Net operating interest income	240,847	242,541	260,877
Commissions	102,753	106,361	90,424
Fees and service charges	39,924	40,367	30,915
Principal transactions	12,631	21,176	22,177
Gains on loans and securities, net	12,213	21,061	78,977
Net impairment	(586)	(580)	(2,395)
Other revenues	9,020	9,005	9,060
Total non-interest income	175,955	197,390	229,158
Total net revenue	416,802	439,931	490,035
Provision for loan losses	37,399	46,149	141,019
Operating expense:
Compensation and benefits	88,405	86,021	94,790
Advertising and market development	20,925	23,284	26,001
Clearing and servicing	30,941	31,062	30,856
FDIC insurance premiums	24,707	25,054	31,342
Professional services	22,842	18,634	20,421
Occupancy and equipment	17,675	18,153	19,423
Communications	15,279	18,618	17,560
Depreciation and amortization	21,839	22,797	23,044
Amortization of other intangibles	5,699	6,067	6,296
Impairment of goodwill	-	142,423	-
Facility restructuring and other exit activities	6,410	9,892	2,350
Other operating expenses	16,022	11,922	16,950
Total operating expense	270,744	413,927	289,033
Income (loss) before other income (expense) and income tax expense (benefit)	108,659	(20,145)	59,983
Other income (expense):
Corporate interest income	9	11	21
Corporate interest expense	(28,605)	(28,613)	(45,483)
Losses on early extinguishment of debt	-	-	(50,608)
Equity in income (loss) of investments and other	(133)	966	(216)
Total other income (expense)	(28,729)	(27,636)	(96,286)
Income (loss) before income tax expense (benefit)	79,930	(47,781)	(36,303)
Income tax expense (benefit)	32,502	6,622	(7,678)
Net income (loss)	$47,428	$(54,403)	$(28,625)

Basic earnings (loss) per share	$0.17	$(0.19)	$(0.10)
Diluted earnings (loss) per share	$0.16	$(0.19)	$(0.10)
Shares used in computation of per share data:
Basic	287,111	286,903	285,850
Diluted	292,630	286,903	285,850

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2013	2013	2012
ASSETS
Cash and equivalents	$1,796,181	$1,045,252	$2,761,494
Cash required to be segregated under federal or other regulations	738,221	855,352	376,898
Trading securities	-	-	101,270
Available-for-sale securities	13,281,458	13,060,921	13,443,020
Held-to-maturity securities	9,944,153	9,900,743	9,539,948
Margin receivables	6,188,708	5,970,042	5,804,041
Loans receivable, net	8,564,614	9,105,916	10,098,723
Investment in FHLB stock	61,400	77,150	67,400
Property and equipment, net	246,186	261,939	288,170
Goodwill	1,791,809	1,791,809	1,934,232
Other intangibles, net	221,628	227,327	260,622
Other assets	2,713,121	2,710,074	2,710,921
Total assets	$45,547,479	$45,006,525	$47,386,739

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,869,797	$25,548,527	$28,392,552
Securities sold under agreements to repurchase	4,449,665	4,598,487	4,454,661
Customer payables	5,830,257	5,082,970	4,964,922
FHLB advances and other borrowings	1,285,011	1,627,658	1,260,916
Corporate debt	1,767,749	1,766,827	1,764,982
Other liabilities	1,515,426	1,621,428	1,644,236
Total liabilities	40,717,905	40,245,897	42,482,269

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
September 30, 2013, June 30, 2013 and December 31, 2012, shares issued and outstanding: 287,182,972 at September 30, 2013, 286,900,541 at
June 30, 2013, and 286,114,334 at December 31, 2012	2,872	2,869	2,861
Additional paid-in-capital	7,326,891	7,324,425	7,319,257
Accumulated deficit	(2,079,571)	(2,126,999)	(2,107,720)
Accumulated other comprehensive loss	(420,618)	(439,667)	(309,928)
Total shareholders' equity	4,829,574	4,760,628	4,904,470
Total liabilities and shareholders' equity	$45,547,479	$45,006,525	$47,386,739

Segment Reporting

	Three Months Ended September 30, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	138,865	$230,427	$-	$(68,377)	$300,915
Operating interest expense	(5,487)	(122,958)	-	68,377	(60,068)
Net operating interest income	133,378	107,469	-	-	240,847
Commissions	102,753	-	-	-	102,753
Fees and service charges	39,468	456	-	-	39,924
Principal transactions	12,631	-	-	-	12,631
Gains on loans and securities, net	-	12,213	-	-	12,213
Net impairment	-	(586)	-	-	(586)
Other revenues	7,883	1,137	-	-	9,020
Total non-interest income	162,735	13,220	-	-	175,955
Total net revenue	296,113	120,689	-	-	416,802
Provision for loan losses	-	37,399	-	-	37,399
Operating expense:
Compensation and benefits	60,502	3,163	24,740	-	88,405
Advertising and market development	20,925	-	-	-	20,925
Clearing and servicing	18,881	12,060	-	-	30,941
FDIC insurance premiums	-	24,707	-	-	24,707
Professional services	9,703	411	12,728	-	22,842
Occupancy and equipment	15,359	386	1,930	-	17,675
Communications	14,504	343	432	-	15,279
Depreciation and amortization	17,365	104	4,370	-	21,839
Amortization of other intangibles	5,699	-	-	-	5,699
Facility restructuring and other exit activities	-	-	6,410	-	6,410
Other operating expenses	7,406	2,315	6,301	-	16,022
Total operating expense	170,344	43,489	56,911	-	270,744
Segment income (loss) before other income (expense)	125,769	39,801	(56,911)	-	108,659
Other income (expense):
Corporate interest income	-	-	9	-	9
Corporate interest expense	-	-	(28,605)	-	(28,605)
Equity in loss of investments and other	-	-	(133)	-	(133)
Total other income (expense)	-	-	(28,729)	-	(28,729)
Segment income (loss)	$125,769	$39,801	$(85,640)	$-	$79,930

	Three Months Ended June 30, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$138,419	$231,054	$-	$(67,643)	$301,830
Operating interest expense	(5,183)	(121,749)	-	67,643	(59,289)
Net operating interest income	133,236	109,305	-	-	242,541
Commissions	106,361	-	-	-	106,361
Fees and service charges	39,822	545	-	-	40,367
Principal transactions	21,176	-	-	-	21,176
Gains (losses) on loans and securities, net	-	21,062	(1)	-	21,061
Net impairment	-	(580)	-	-	(580)
Other revenues	7,997	1,008	-	-	9,005
Total non-interest income	175,356	22,035	(1)	-	197,390
Total net revenue	308,592	131,340	(1)	-	439,931
Provision for loan losses	-	46,149	-	-	46,149
Operating expense:
Compensation and benefits	59,978	3,442	22,601	-	86,021
Advertising and market development	23,284	-	-	-	23,284
Clearing and servicing	18,555	12,507	-	-	31,062
FDIC insurance premiums	-	25,054	-	-	25,054
Professional services	7,965	526	10,143	-	18,634
Occupancy and equipment	16,035	441	1,677	-	18,153
Communications	17,856	336	426	-	18,618
Depreciation and amortization	18,554	134	4,109	-	22,797
Amortization of other intangibles	6,067	-	-	-	6,067
Impairment of goodwill	142,423	-	-	-	142,423
Facility restructuring and other exit activities	-	-	9,892	-	9,892
Other operating expenses	8,060	(1,026)	4,888	-	11,922
Total operating expense	318,777	41,414	53,736	-	413,927
Segment income (loss) before other income (expense)	(10,185)	43,777	(53,737)	-	(20,145)
Other income (expense):
Corporate interest income	-	-	11	-	11
Corporate interest expense	-	-	(28,613)	-	(28,613)
Equity in income of investments and other	-	-	966	-	966
Total other income (expense)	-	-	(27,636)	-	(27,636)
Segment income (loss)	$(10,185)	$43,777	$(81,373)	$-	$(47,781)

	Three Months Ended September 30, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$165,523	$264,977	$-	$(96,523)	$333,977
Operating interest expense	(8,718)	(160,905)	-	96,523	(73,100)
Net operating interest income	156,805	104,072	-	-	260,877
Commissions	90,424	-	-	-	90,424
Fees and service charges	30,311	604	-	-	30,915
Principal transactions	22,177	-	-	-	22,177
Gains (losses) on loans and securities, net	3	78,980	(6)	-	78,977
Net impairment	-	(2,395)	-	-	(2,395)
Other revenues	7,747	1,313	-	-	9,060
Total non-interest income	150,662	78,502	(6)	-	229,158
Total net revenue	307,467	182,574	(6)	-	490,035
Provision for loan losses	-	141,019	-	-	141,019
Operating expense:
Compensation and benefits	61,994	4,442	28,354	-	94,790
Advertising and market development	26,000	1	-	-	26,001
Clearing and servicing	17,409	13,447	-	-	30,856
FDIC insurance premiums	-	31,342	-	-	31,342
Professional services	7,218	388	12,815	-	20,421
Occupancy and equipment	17,381	453	1,589	-	19,423
Communications	16,819	330	411	-	17,560
Depreciation and amortization	18,946	167	3,931	-	23,044
Amortization of other intangibles	6,296	-	-	-	6,296
Facility restructuring and other exit activities	-	-	2,350	-	2,350
Other operating expenses	8,400	2,634	5,916	-	16,950
Total operating expense	180,463	53,204	55,366	-	289,033
Segment income (loss) before other income (expense)	127,004	(11,649)	(55,372)	-	59,983
Other income (expense):
Corporate interest income	-	-	21	-	21
Corporate interest expense	-	-	(45,483)	-	(45,483)
Losses on early extinguishment of debt	-	-	(50,608)	-	(50,608)
Equity in loss of investments and other	-	-	(216)	-	(216)
Total other income (expense)	-	-	(96,286)	-	(96,286)
Segment income (loss)	$127,004	$(11,649)	$(151,658)	$-	$(36,303)

Key Performance Metrics(6)
Corporate Metrics	Qtr ended 9/30/13	Qtr ended 6/30/13	Qtr ended 9/30/13 vs. 6/30/13	Qtr ended 9/30/12	Qtr ended 9/30/13 vs. 9/30/12

Operating margin %(7)
Consolidated	26%	N.M.	N.M.	12%	14%
Trading and Investing	42%	N.M.	N.M.	41%	1%
Balance Sheet Management	33%	33%	0%	N.M.	N.M.

Employees	2,913	2,871	1%	3,086	(6)%
Consultants and other	92	78	18%	100	(8)%
Total headcount	3,005	2,949	2%	3,186	(6)%

Book value per share	$16.82	$16.59	1%	$17.81	(6)%
Tangible book value per share(8)	$10.96	$10.66	3%	$11.17	(2)%

Corporate cash ($MM)	$372.9	$250.9	49%	$430.8	(13)%

Enterprise net interest spread (basis points)(9)	230	235	(2)%	228	1%
Enterprise interest-earning assets, average ($MM)	$40,812	$40,166	2%	$44,853	(9)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net Income (loss)	$47.4	$(54.4)	N.M.	$(28.6)	N.M.
Income tax expense	32.5	6.6	N.M.	(7.7)	N.M.
Depreciation & amortization	27.6	28.9	(4)%	29.3	(6)%
Corporate interest expense	28.6	28.6	0%	45.5	(37)%
EBITDA	136.1	9.7	N.M.	38.5	N.M.
Impairment of goodwill	-	142.4	N.M.	-	N.M.
Adjusted EBITDA	$136.1	$152.1	(11)%	$38.5	254%

Interest coverage(10)	4.8	0.3	N.M.	0.8	N.M.
Adjusted interest coverage(10)	4.8	5.3	N.M.	0.8	N.M.

Bank earnings before taxes and before credit losses ($MM)(11)	$161.4	$162.4	(1)%	$145.9	11%

Trading and Investing Metrics

Trading days	63.5	64.0	N.M.	62.5	N.M.

DARTs	145,150	149,670	(3)%	128,701	13%

Total trades (MM)	9.2	9.6	(4)%	8.0	15%
Average commission per trade	$11.15	$11.10	0%	$11.24	(1)%

End of period margin receivables ($B)	$6.2	$6.0	3%	$5.6	11%
Average margin receivables ($B)	$5.9	$5.7	4%	$5.6	5%

Gross new brokerage accounts	79,923	90,963	(12)%	79,534	0%
Gross new stock plan accounts	61,614	56,015	10%	55,539	11%
Gross new banking accounts	2,406	2,541	(5)%	3,492	(31)%
Closed accounts	(119,123)	(110,369)	N.M.	(114,044)	N.M.
Net new accounts	24,820	39,150	N.M.	24,521	N.M.

Net new brokerage accounts	13,111	29,506	N.M.	18,247	N.M.
Net new stock plan accounts	18,885	18,040	N.M.	14,538	N.M.
Net new banking accounts	(7,176)	(8,396)	N.M.	(8,264)	N.M.
Net new accounts	24,820	39,150	N.M.	24,521	N.M.

End of period brokerage accounts	2,975,842	2,962,731	0%	2,892,852	3%
End of period stock plan accounts	1,204,692	1,185,807	2%	1,118,840	8%
End of period banking accounts	406,420	413,596	(2)%	437,884	(7)%
End of period total accounts	4,586,954	4,562,134	1%	4,449,576	3%

Annualized brokerage account attrition rate(12)	9.0%	8.4%	N.M.	8.5%	N.M.

Customer Assets ($B)
Security holdings	$162.8	$150.8	8%	$141.2	15%
Customer payables (cash)	5.8	5.1	14%	6.0	(3)%
Customer cash balances held by third parties(13)	12.9	11.5	12%	4.7	174%
Unexercised stock plan customer options (vested)	33.2	27.2	22%	23.1	44%
Customer assets in brokerage and stock plan accounts	214.7	194.6	10%	175.0	23%
Sweep deposits	19.5	19.0	3%	21.9	(11)%
Savings, transaction and other	6.4	6.5	(2)%	7.2	(11)%
Customer assets in banking accounts	25.9	25.5	2%	29.1	(11)%
Total customer assets	$240.6	$220.1	9%	$204.1	18%

Net new brokerage assets ($B)(14)	$2.4	$1.7	N.M.	$1.9	N.M.
Net new banking assets ($B)(14)	(0.1)	(0.4)	N.M.	(0.2)	N.M.
Net new customer assets ($B)(14)	$2.3	$1.3	N.M.	$1.7	N.M.

Brokerage related cash ($B)	$38.2	$35.6	7%	$32.6	17%
Other customer cash and deposits ($B)	6.4	6.5	(2)%	7.2	(11)%
Total customer cash and deposits ($B)	$44.6	$42.1	6%	$39.8	12%

Unexercised stock plan customer options (unvested) ($B)	$63.4	$52.1	22%	$48.4	31%

Customer net (purchase) / sell activity ($B)	$0.7	$(0.3)	N.M.	$2.2	N.M.

Market Making
Equity shares traded (MM)	86,246	103,003	(16)%	105,282	(18)%
Average revenue capture per 1,000 equity shares	$0.142	$0.202	(30)%	$0.207	(31)%
% of Bulletin Board equity shares to total equity shares	93.5%	94.0%	(1)%	93.5%	0%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$9,246	$9,766	(5)%	$11,711	(21)%
Ending loans receivable, net	$8,565	$9,106	(6)%	$10,627	(19)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$4,226	$4,495	(6)%	$5,122	(17)%
30-89 days delinquent	197	187	5%	210	(6)%
90-179 days delinquent	71	76	(7)%	108	(34)%
Total 30-179 days delinquent	268	263	2%	318	(16)%
180+ days delinquent (net of $111M, $127M and $157M in charge-offs for Q313, Q213 and Q312, respectively)	239	262	(9)%	300	(20)%
Total delinquent loans(15)	507	525	(3)%	618	(18)%
Gross loans receivable(16)	$4,733	$5,020	(6)%	$5,740	(18)%

Home Equity
Current	$3,498	$3,689	(5)%	$4,277	(18)%
30-89 days delinquent	69	70	(1)%	99	(30)%
90-179 days delinquent	38	42	(10)%	65	(42)%
Total 30-179 days delinquent	107	112	(4)%	164	(35)%
180+ days delinquent (net of $23M, $22M and $23M in charge-offs for Q313, Q213 and Q312, respectively)	38	41	(7)%	42	(10)%
Total delinquent loans(15)	145	153	(5)%	206	(30)%
Gross loans receivable(16)	$3,643	$3,842	(5)%	$4,483	(19)%

Consumer and Other
Current	$633	$681	(7)%	$892	(29)%
30-89 days delinquent	12	12	0%	18	(33)%
90-179 days delinquent	3	2	50%	3	0%
Total 30-179 days delinquent	15	14	7%	21	(29)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	15	14	7%	21	(29)%
Gross loans receivable(16)	$648	$695	(7)%	$913	(29)%

Total Loans Receivable
Current	$8,357	$8,865	(6)%	$10,291	(19)%
30-89 days delinquent	278	269	3%	327	(15)%
90-179 days delinquent	112	120	(7)%	176	(36)%
Total 30-179 days delinquent	390	389	0%	503	(22)%
180+ days delinquent	277	303	(9)%	342	(19)%
Total delinquent loans(15)	667	692	(4)%	845	(21)%
Gross loans receivable(16)	$9,024	$9,557	(6)%	$11,136	(19)%

TDR performance detail ($MM)(17)

One- to Four-Family TDRs
Current	$921	$917	0%	$849	8%
30-89 days delinquent	101	108	(6)%	95	6%
90-179 days delinquent	44	46	(4)%	40	10%
Total 30-179 days delinquent	145	154	(6)%	135	7%
180+ days delinquent (net of $68M, $76M and $47M in charge-offs for Q313, Q213 and Q312, respectively)	130	139	(6)%	80	63%
Total delinquent TDRs	275	293	(6)%	215	28%
TDRs	$1,196	$1,210	(1)%	$1,064	12%

Home Equity TDRs
Current	$210	$216	(3)%	$215	(2)%
30-89 days delinquent	15	13	15%	18	(17)%
90-179 days delinquent	10	9	11%	9	11%
Total 30-179 days delinquent	25	22	14%	27	(7)%
180+ days delinquent (net of $14M, $14M and $4M in charge-offs for Q313, Q213 and Q312, respectively)	18	21	(14)%	6	200%
Total delinquent TDRs	43	43	0%	33	30%
TDRs	$253	$259	(2)%	$248	2%

Total TDRs
Current	$1,131	$1,133	0%	$1,064	6%
30-89 days delinquent	116	121	(4)%	113	3%
90-179 days delinquent	54	55	(2)%	49	10%
Total 30-179 days delinquent	170	176	(3)%	162	5%
180+ days delinquent	148	160	(8)%	86	72%
Total delinquent TDRs	318	336	(5)%	248	28%
TDRs	$1,449	$1,469	(1)%	$1,312	10%

Capital Metrics	Qtr ended 9/30/13	Qtr ended 6/30/13	Qtr ended 9/30/13 vs. 6/30/13	Qtr ended 9/30/12	Qtr ended 9/30/13 vs. 9/30/12

E*TRADE Bank
Tier 1 leverage ratio(3)	9.5%	9.5%	0.0%	7.9%	1.6%
Tier 1 risk-based capital ratio(3)	22.2%	21.7%	0.5%	18.0%	4.2%
Total risk-based capital ratio(3)	23.5%	22.9%	0.6%	19.3%	4.2%
Tier 1 common ratio(18)	22.2%	21.7%	0.5%	18.0%	4.2%

E*TRADE Financial
Tier 1 leverage ratio(4)	6.6%	6.4%	0.2%	5.8%	0.8%
Tier 1 risk-based capital ratio(4)	15.3%	14.5%	0.8%	13.0%	2.3%
Total risk-based capital ratio(4)	16.6%	15.8%	0.8%	14.3%	2.3%
Tier 1 common ratio(19)	12.9%	12.2%	0.7%	10.9%	2.0%

Activity in Allowance for Loan Losses
	Three Months Ended September 30, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/13	$143,569	$279,037	$28,340	$450,946
Provision for loan losses	(23,748)	59,927	1,220	37,399
Charge-offs, net	(6,700)	(19,886)	(2,838)	(29,424)
Allowance for loan losses, ending 9/30/13	$113,121	$319,078	$26,722	$458,921

	Three Months Ended June 30, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/13	$161,035	$263,126	$30,871	$455,032
Provision for loan losses	(8,212)	53,290	1,071	46,149
Charge-offs, net	(9,254)	(37,379)	(3,602)	(50,235)
Allowance for loan losses, ending 6/30/13	$143,569	$279,037	$28,340	$450,946

	Three Months Ended September 30, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/12	$215,934	$266,883	$42,939	$525,756
Provision for loan losses	24,702	105,022	11,295	141,019
Charge-offs, net	(34,236)	(111,016)	(13,241)	(158,493)
Allowance for loan losses, ending 9/30/12	$206,400	$260,889	$40,993	$508,282

Specific Valuation Allowance Activity(20)
	As of September 30, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in thousands)
One- to four-family	$1,374,603	$(319,418)	$1,055,185	$(67,764)	$987,421	6%	28%
Home equity	347,926	(150,036)	197,890	(67,575)	130,315	34%	63%
Total	$1,722,529	$(469,454)	$1,253,075	$(135,339)	$1,117,736	11%	35%

	As of June 30, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in thousands)
One- to four-family	$1,386,364	$(323,727)	$1,062,637	$(76,945)	$985,692	7%	29%
Home equity	359,447	(153,666)	205,781	(65,147)	140,634	32%	61%
Total	$1,745,811	$(477,393)	$1,268,418	$(142,092)	$1,126,326	11%	35%

	As of September 30, 2012
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in thousands)
One- to four-family	$1,374,800	$(311,122)	$1,063,678	$(98,628)	$965,050	9%	30%
Home equity	405,302	(156,809)	248,493	(92,702)	155,791	37%	62%
Total	$1,780,102	$(467,931)	$1,312,171	$(191,330)	$1,120,841	15%	37%

Average Enterprise Balance Sheet Data
	Three Months Ended
	September 30, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(22)	$9,288,330	$96,365	4.15%
Available-for-sale securities	13,011,124	68,764	2.11%
Held-to-maturity securities	9,853,077	64,486	2.62%
Margin receivables	5,938,256	56,073	3.75%
Cash and equivalents	1,543,689	766	0.20%
Segregated cash	516,756	114	0.09%
Securities borrowed and other	661,039	11,793	7.08%
Total enterprise interest-earning assets	$40,812,271	298,361	2.92%
Enterprise interest-bearing liabilities:
Deposits	$25,804,278	3,306	0.05%
Customer payables	5,547,910	2,053	0.15%
Securities sold under agreements to repurchase	4,445,606	37,431	3.29%
FHLB advances and other borrowings	1,291,738	17,152	5.20%
Securities loaned and other	874,193	33	0.01%
Total enterprise interest-bearing liabilities	$37,963,725	59,975	0.62%
Enterprise net interest income/spread(9)		$238,386	2.30%

	Three Months Ended
	June 30, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(22)	$9,810,788	$102,188	4.17%
Available-for-sale securities	12,399,516	66,808	2.16%
Held-to-maturity securities	9,769,854	61,264	2.51%
Margin receivables	5,674,983	53,939	3.81%
Cash and equivalents	1,364,796	718	0.21%
Segregated cash	467,944	118	0.10%
Securities borrowed and other	678,591	13,456	7.95%
Total enterprise interest-earning assets	$40,166,472	298,491	2.97%
Enterprise interest-bearing liabilities:
Deposits	$25,598,389	3,221	0.05%
Customer payables	5,292,674	1,842	0.14%
Securities sold under agreements to repurchase	4,464,506	37,010	3.28%
FHLB advances and other borrowings	1,287,348	17,101	5.26%
Securities loaned and other	856,421	34	0.02%
Total enterprise interest-bearing liabilities	$37,499,338	59,208	0.62%
Enterprise net interest income/spread(9)		$239,283	2.35%

	Three Months Ended
	September 30, 2012
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(22)	$11,727,325	$118,747	4.05%
Available-for-sale securities	14,992,705	82,959	2.21%
Held-to-maturity securities	8,984,586	61,923	2.76%
Margin receivables	5,604,036	55,465	3.94%
Cash and equivalents	2,268,833	1,219	0.21%
Segregated cash	693,057	115	0.07%
Securities borrowed and other	582,746	11,897	8.12%
Total enterprise interest-earning assets	$44,853,288	332,325	2.96%
Enterprise interest-bearing liabilities:
Deposits	$28,631,403	5,885	0.08%
Customer payables	5,646,155	2,839	0.20%
Securities sold under agreements to repurchase	4,709,203	40,136	3.34%
FHLB advances and other borrowings	2,622,282	24,153	3.60%
Securities loaned and other	705,235	30	0.02%
Total enterprise interest-bearing liabilities	$42,314,278	73,043	0.68%
Enterprise net interest income/spread(9)		$259,282	2.28%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
	(In thousands)
Enterprise net interest income	$238,386	$239,283	$259,282
Taxable equivalent interest adjustment(23)	(294)	(254)	(298)
Earnings on customer cash held by third parties and other(24)	2,755	3,512	1,893
Net operating interest income	$240,847	$242,541	$260,877

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, adjusted EBITDA, interest coverage, adjusted interest coverage, Bank earnings before taxes and before credit losses, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before taxes, depreciation and amortization, corporate interest expense and impairment of goodwill. Management believes that adjusted EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses, including impairment of goodwill, that are not directly related to the performance of the business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Interest Coverage

Adjusted interest coverage represents adjusted EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses, including impairment of goodwill, that are excluded from adjusted EBITDA, adjusted interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (11) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (4), (18) and (19) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The $75 million sale price is based on the tangible capital in G1 Execution Services as of September 30, 2013 as well as $27 million of additional purchase price. The amount of tangible capital in the business could change through the closing of a sale which could impact the final sales price.

(2) The following table provides reconciliation for the operating expense, excluding one-time items related to impairment of goodwill and restructuring and severance costs (dollars in millions):

	Q3 2013	Q2 2013
Total operating expense	$271	$414
Add back:
Impairment of goodwill related to the market making business	-	142
Facility restructuring and severance expense	6	10
Adjusted total operating expense	$265	$262

(3) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Bank are Q313 estimates and calculated as follows (dollars in millions):

	Q3 2013	Q2 2013	Q3 2012
E*TRADE Bank shareholder's equity	$5,752.9	$5,749.5	$5,676.0
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(426.2)	(444.7)	(307.4)
Goodwill & other intangible assets, net of deferred tax liabilities	1,546.8	1,568.6	1,607.4
Subtotal	4,632.3	4,625.6	4,376.0
DEDUCT:
Disallowed servicing assets and deferred tax assets	619.2	653.7	735.1
E*TRADE Bank Tier 1 capital	4,013.1	3,971.9	3,640.9
ADD:
Allowable allowance for loan losses	229.5	232.4	256.9
E*TRADE Bank total capital	$4,242.6	$4,204.3	$3,897.8

E*TRADE Bank total assets	$44,395.2	$43,951.6	$48,752.5
DEDUCT:
Gains (losses) in OCI on AFS debt securities and cash flow asset hedges, net of tax	(106.8)	(112.4)	140.2
Goodwill & other intangible assets, net of deferred tax liabilities	1,546.8	1,568.6	1,607.4
Subtotal	42,955.2	42,495.4	47,004.9
DEDUCT:
Disallowed servicing assets and deferred tax assets	619.2	653.7	735.1
E*TRADE Bank total assets for leverage capital purposes	$42,336.0	$41,841.7	$46,269.8

E*TRADE Bank total risk-weighted assets(a)	$18,075.0	$18,320.2	$20,211.2

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	9.5%	9.5%	7.9%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	22.2%	21.7%	18.0%
E*TRADE Bank total capital / Total risk-weighted assets	23.5%	22.9%	19.3%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q313 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against the current capital ratios that apply to bank holding companies in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in millions):

	Q3 2013	Q2 2013	Q3 2012
E*TRADE Financial shareholders' equity	$4,829.6	$4,760.6	$5,093.9
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(426.2)	(444.7)	(307.6)
Goodwill & other intangible assets, net of deferred tax liabilities	1,681.4	1,703.2	1,897.6
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433.0	433.0	433.0
Subtotal	4,007.4	3,935.1	3,936.9
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,223.6	1,252.8	1,259.1
E*TRADE Financial Tier 1 capital	2,783.8	2,682.3	2,677.8
ADD:
Allowable allowance for loan losses	230.9	234.5	261.6
E*TRADE Financial total capital	$3,014.7	$2,916.8	$2,939.4

E*TRADE Financial total average assets	$45,123.9	$44,917.8	$49,400.8
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,681.4	1,703.2	1,897.6
Subtotal	43,442.5	43,214.6	47,503.2
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,223.6	1,252.8	1,259.1
Average total assets for leverage capital purposes	$42,218.9	$41,961.8	$46,244.1

E*TRADE Financial total risk-weighted assets(b)	$18,199.6	$18,502.1	$20,614.9

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	6.6%	6.4%	5.8%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	15.3%	14.5%	13.0%
E*TRADE Financial total capital / Total risk-weighted assets	16.6%	15.8%	14.3%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies announcement of a delay in the implementation of the TRUPs phase-out.

(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(8) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in millions, except per share amounts):

	Q3 2013	Q2 2013	Q3 2012
Book value	$4,829.6	$4,760.6	$5,093.9
Less: Goodwill and other intangibles, net	(2,013.4)	(2,019.1)	(2,201.2)
Less: Deferred tax liability related to goodwill	332.0	316.0	303.6
Tangible book value	$3,148.2	$3,057.5	$3,196.3

	Q3 2013	Q2 2013	Q3 2012
Book value per share	$16.82	$16.59	$17.81
Less: Goodwill and other intangibles, net per share	(7.01)	(7.03)	(7.70)
Less: Deferred tax liability related to goodwill per share	1.15	1.10	1.06
Tangible book value per share	$10.96	$10.66	$11.17

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. Adjusted interest coverage represents the ratio of the Company’s adjusted EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net income (loss) was 1.7, (1.9), and (0.6) for the three months ended September 30, 2013, June 30, 2013, and September 30, 2012, respectively.

(11) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income (loss) before income taxes (dollars in millions):

	Q3 2013	Q2 2013	Q3 2012
Income (loss) before income taxes	$79.9	$(47.8)	$(36.3)
Add back:
Non-bank loss before income tax benefit(b)	55.7	184.5	67.2
Provision for loan losses	37.4	46.1	141.0
Gains on loans and securities, net	(12.2)	(21.0)	(79.0)
Net impairment	0.6	0.6	2.4
Losses on early extinguishment of wholesale borrowings	-	-	50.6
Bank earnings before taxes and before credit losses	$161.4	$162.4	$145.9

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.
(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(12) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(13) Customer cash balances held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer cash balances held by third parties are not reflected in the Company’s consolidated balance sheet.

(14) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(15) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q3 2013	Q2 2013	Q3 2012
One- to four-family	$424	$439	$463
Home equity	286	293	310
Total charge-offs	$710	$732	$773

(16) Includes unpaid principal balances and premiums (discounts).

(17) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(18) The Tier 1 common ratio at E*TRADE Bank is a Q313 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The E*TRADE Bank Tier 1 common ratio is calculated as follows (dollars in millions):

	Q3 2013	Q2 2013	Q3 2012
E*TRADE Bank shareholder's equity	$5,752.9	$5,749.5	$5,676.0
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(426.2)	(444.7)	(307.4)
Goodwill and other intangible assets, net of deferred tax liabilities	1,546.8	1,568.6	1,607.4
Subtotal	4,632.3	4,625.6	4,376.0
DEDUCT:
Disallowed servicing assets and deferred tax assets	619.2	653.7	735.1
E*TRADE Bank Tier 1 common	$4,013.1	$3,971.9	$3,640.9

E*TRADE Bank total risk-weighted assets(a)	$18,075.0	$18,320.2	$20,211.2

E*TRADE Bank Tier 1 common / Total risk-weighted assets	22.2%	21.7%	18.0%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(19) The Tier 1 common ratio at E*TRADE Financial is a Q313 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in millions):

	Q3 2013	Q2 2013	Q3 2012
E*TRADE Financial shareholders' equity	$4,829.6	$4,760.6	$5,093.9
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(426.2)	(444.7)	(307.6)
Goodwill & other intangible assets, net of deferred tax liabilities	1,681.4	1,703.2	1,897.6
Subtotal	3,574.4	3,502.1	3,503.9
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,223.6	1,252.8	1,259.1
E*TRADE Financial Tier 1 common	$2,350.8	$2,249.3	$2,244.8

E*TRADE Financial total risk-weighted assets(a)	$18,199.6	$18,502.1	$20,614.9

E*TRADE Financial Tier 1 common / Total risk-weighted assets	12.9%	12.2%	10.9%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(20) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q3 2013	Q2 2013	Q3 2012
Modified loans	$1,253	$1,268	$1,312
Bankruptcy loans	196	201	-
Total TDRs	$1,449	$1,469	$1,312

(21) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(22) Excludes loans to customers on margin.

(23) Gross-up for tax-exempt securities.

(24) Includes interest earned on average customer assets of $12.0 billion, $11.2 billion, and $3.9 billion for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com